Exhibit 7.7

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned does hereby constitute and appoint Lubomír Král and Radomír Johanna as the undersigned’s true and lawful attorneys-in-fact to, as applicable:

(1)	execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer, director and/or ten-percent owner of MarineMax, Inc. (the “Company”), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules thereunder and any amendments to the foregoing;

(2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the “SEC”) and any stock exchange or similar authority;

(3)	prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the reports on Schedule 13G or 13D (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 13(d) of the Exchange Act and the rules and regulations thereunder in the undersigned’s capacity as the beneficial owner of more than 5% of a registered class of equity securities of the Company;

(4)	do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such reports on Schedule 13G or 13D (including, in each case, amendments thereto and joint filing agreements in connection therewith) and file such forms with the SEC and any stock exchange, self-regulatory association or any similar authority; and

(5)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve to such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Sections 13(d), 13(g) and 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, or reports on Schedule 13G or 13D, as applicable, with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 24th day of August, 2026.

Matsuba Limited

By:	/s/ K. Anastassiou
Name:	K. Anastassiou
Title:	Director

Annex A

Executive Officers and Directors of Matsuba Limited

The name, present principal occupation, principal business address and country of citizenship of each executive officer and director of Matsuba Limited are set forth below.

Name	Present Principal Occupation or Employment	Address of Present Principal Occupation or Employment	Citizenship
Jiří Štěrba	Director	Stasinou 6, The White Walls, Office 601, 1060 Nicosia, Cyprus	Czech Republic
Katerina Anastassiou	Director	Stasinou 6, The White Walls, Office 601, 1060 Nicosia, Cyprus	Cyprus